UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 15, 2012 (February 9, 2012)

Crumbs Bake Shop, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35220	27-1215274
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 West 40th Street, Suite 2100, New York, NY 10018

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (212) 221-7105

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) Compensatory Arrangements

On February 9, 2012, Crumbs Bake Shop Inc.’s (the “Company”) Compensation Committee (the “Committee”) of the Board of Directors (“Board”) approved (i) the Long-Term Incentive Plan (the “Long Term Plan”) and (ii) Employee Pay-For-Performance Bonus Plan (the “Employee Bonus Plan”). Each of the Long Term Plan and Employee Bonus Plan was also approved by the Board at the recommendation of the Committee. Set forth below is a summary of the material terms of the Long Term Plan and the Employee Bonus Plan, each of which qualified by reference to the full text of each such plan, copies of which are attached as Exhibit 99.1 and Exhibit 99.2, respectively, to this Current Report on Form 8-K.

Long Term Plan

The Long Term Plan operates under, and is subject to the terms of, the Company’s Equity Incentive Plan, which was approved by the Company’s stockholders at the Annual Meeting of Stockholders held on October 25, 2011. The Long Term Plan is designed to recognize and reward employees of the Company and its subsidiaries for their collective contributions to the success of the Company through the payment of awards if certain pre-set objectives are achieved.

Eligibility. Each of the Company’s named executive officers, including the chief executive officer, senior vice presidents and vice presidents, and certain other key employees at the corporate level or above (each a “LTP Participant”), as recommended by the executive management (the “Executive Management”) of the Company and approved by the Committee, are eligible for participation in the Long Term Plan, subject to their performance rating, good standing and continued employment by the Company or one of its subsidiaries through the vesting period of the grant. The Company may also pay discretionary bonuses or other types of incentive compensation outside the Long Term Plan.

Performance Objectives and Determination of Award. The Committee will, prior to or at the beginning of each fiscal year, approve a range (the “LTP Range”) of annual award opportunities for each LTP Participant, expressed as a percentage of base salary. The Executive Management will then select a percentage (the “LTP Percentage”) within the LTP Range, expressed as percentage of each designated LTP Participant’s base salary, to determine annual grant awards (the “LTP Award”). The LTP Award is calculated by multiplying the LTP Participant’s base salary earned during the fiscal year by the LTP Percentage. The Long Term Plan award opportunities approved by the Committee, expressed as a percentage of base salary, are as follows:

	September 30,	September 30,	September 30,
Title	Low	Suggested	High

President and CEO (1)	50%	100%	140%
Senior Vice Presidents	25%	50%	75%
Vice Presidents	15%	20%	35%
All other Participants	5%	10%	15%

(1)	Pursuant to his employment agreement, Julian R. Geiger, the Company’s President and Chief Executive Officer, receives no salary and does not participate in any bonus plan of the Company or Crumbs that may be in effect through December 31, 2013.

Administration of the Long Term Plan. The Long Term Plan will be administered by the Committee who has been granted the authority to interpret, and make or nullify any rules and procedures, as necessary, of the Long Term Plan for proper administration with respect to any LTP Participant.

Award Grants. Awards for the Long Term Plan will be granted before the end of the first quarter following the plan year, with the specific terms of the award set forth in an award agreement. The equity award as a percentage of base salary for each of the Senior Vice President of Business Development and the Senior Vice President and Chief Financial Officer will be 50.0% and for the Vice President and Creative Director will be 20.0%.

Amendments and Discontinuation. The Committee may add to, amend, modify or discontinue any of the terms or conditions of the Long Term Plan at any time.

Employee Bonus Plan

The Employee Bonus Plan is designed to recognize and reward employees of the Company and its subsidiaries for their collective contributions to the success of the Company through the payment of awards certain pre-set objectives are achieved.

Eligibility. Each of our executive officers, senior vice presidents and vice presidents (collectively, the “Eligible Officers”) and certain other key employees at the corporate level or above (each an “EBP Participant”), as recommended by the Executive Management and approved by the Committee, are eligible for participation in the Employee Bonus Plan, subject to their performance rating, good standing and continued employment by the Company or one of its subsidiaries as of the award payout date.

Plan Trigger. In order for an EBP Participant to earn an award pursuant to the Employee Bonus Plan, the Company must first attain certain pre-established performance thresholds for that year. No awards will be made pursuant to the Employee Bonus Plan in 2013 unless the Company’s fiscal 2012 earnings before interest, taxes, depreciation and amortization, [adjusted for certain other items] (“EBITDA”) total at least $2.6 million (the “Threshold Performance Goal”).

Performance Objectives and Determination of Award. The Committee will, prior to or at the beginning of each fiscal year, establish incentive targets (the “EBP Range”) expressed as a percentage of base salary as of January 1 of that year, for each level of employment. Awards will be calculated based on actual performance relative to satisfaction of the Threshold Performance Goal. If the Target Threshold Performance Goal is met or exceeded, EBP Participants will be eligible for an award (the “EBP Award”) as determined by the Executive Management, who will select a percentage (the “EBP Percentage”) within the EBP Range, expressed as percentage of each designated EBP Participant’s base salary. The EBP Award is calculated by multiplying the EBP Participant’s base salary as of January 1 of that year by the EBP Percentage. The EBP Range was previously reported in the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on January 20, 2012, as cash incentive payments.

Administration of the Employee Bonus Plan. The Employee Bonus Plan will be administered by the Committee with respect to the Eligible Officers. Executive Management will administer the Employee Bonus Plan with respect to all other EBP Participants.

Awards. Awards pursuant to the Employee Bonus Plan will be paid in cash before the end of the first quarter of fiscal year 2013.

Amendments and Discontinuation. The Committee may add to, amend, modify or discontinue any of the terms or conditions of the Long Term Plan at any time.

Clawback. Pursuant to the Employee Bonus Plan, EBP Participants may be required to return all, or a portion of, any award made pursuant to the plan if, within three years from the date of an award, the Company is required to prepare an accounting restatement due to material noncompliance with applicable financial reporting requirements.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

The following exhibits are filed herewith:

Exhibit Number	Description
99.1	Long-Term Incentive Plan
99.2	Employee Pay-for-Performance Bonus Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 15, 2012	CRUMBS BAKE SHOP, INC.

	By:	/s/ John D. Ireland
	Name:	John D. Ireland
	Title:	Senior Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Long-Term Incentive Plan

99.2	Employee Pay-for-Performance Bonus Plan